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                                                                EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-59285, 333-03681, 333-12817, 333-51847, 333-65941, 333-82681,
333-94547, 333-88735, 333-36309 and 333-37114) and the Registration Statements
on Form S-3 (Nos. 333-76041, 333-76637 and 333-36320) of Motorola, Inc. of our
report dated February 9, 1999, appearing in the Annual Report on Form 10-K of General Instrument Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement No. 333-76041.


                                                /s/ Deloitte & Touche LLP

Parsippany, New Jersey
November 6, 2000